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
                                                                             Registrant's
                                                                              percent of
                                                                             voting power
                                                                            --------------

CONSOLIDATED SUBSIDIARIES (CONTINUED):

    Phelps Dodge Industries, Inc. (Delaware)....................................  100.0
    Phelps Dodge International Corporation (Delaware)...........................  100.0
    Phelps Dodge Morenci, Inc. (Delaware).......................................  100.0
    Phelps Dodge Overseas Capital Corporation (Delaware)........................  100.0
    Phelps Dodge Refining Corporation (New York)................................  100.0
    Phelps Dodge Thailand Limited (Thailand)....................................   75.5
    Phelps Dodge Wire and Cable Holdings de Mexico, S.A. de C.V. (Mexico).......  100.0
    Phelps Dodge Yantai China Holdings, Inc. (Cayman Islands)...................   66.7
    Sevalco Limited (United Kingdom)............................................  100.0

INVESTMENTS CARRIED ON AN EQUITY BASIS:

    Apache Nitrogen Products, Inc. .............................................   38.7
    Columbian Carbon Japan Ltd. (Japan).........................................   50.0
    Keystone Electric Wire and Cable Company Limited (Hong Kong)................   20.0
    Minera Phelps Dodge Mexico, S. de R.L. de C.V. (Mexico).....................  100.0
    PDTL Trading Company Limited (Thailand).....................................   49.0
    Phelps Dodge Philippines, Inc. (Philippines)...............................    40.0
    The Morenci Water and Electric Company (Arizona)............................  100.0

Summarized financial information is provided for these and other companies (see
Note 4 to the Consolidated Financial Statements of the Corporation contained in the Corporation's 1998 Form 10-K) pursuant to Article 3 - General Instructions as to Financial Statements.

Omitted from this listing are subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.